AIRCRAFT PURCHASE AGREEMENT


         This Purchase Agreement ("Agreement") made and entered into this 31st day of August, 1999 by and between Featherlite Aviation Company, a Minnesota corporation, with principal offices located at U.S. Hwy 63 & Hwy 9, Cresco, IA 52136 (hereinafter referred to as "Purchaser") and Clement Enterprises, Inc., a Minnesota corporation with principal offices located 105 E. Oakland Avenue, Austin, MN 55912, (hereinafter referred to as the "Seller").

                                    RECITALS

         WHEREAS, Purchaser desires to purchase and Seller desires to sell that certain Aircraft identified as a 1995 Raytheon Beechjet 400A with Serial Number RK-101 and Registration Number N400FT Together with (2) (Pratt & Whitney JT-15D-5 engines with Serial Numbers PCE100382 (Left) and PCE100380 (Right) including avionics, components, manuals and records in Sellers possession (hereinafter the "Aircraft".)

         NOW THEREFORE, in consideration of the mutual representation, covenants and undertaking herein contained, and subject to and on the terms and conditions herein set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto warrant, covenant and agree as follows:

                                   ARTICLE I.
                       PURCHASER AND SALE OF THE PROPERTY

         Section 1.01 Purchase and Sale of the Aircraft. Seller agrees to sell, transfer, convey and assign to Purchaser all rights to and interest in the above referenced Aircraft, and Purchaser agrees to purchase and acquire from Seller, at the Closing (as hereinafter defined in Article V hereof), the Aircraft, for and in consideration of the payment by Purchaser to Seller the purchase price set forth herein.

         Section 1.02 Instruments of Conveyance and Transfer. Seller agrees to execute, acknowledge and deliver to Purchaser at the Closing such good and sufficient instruments of sale, conveyance, transfer and assignments as shall be effective to vest in the Purchaser all rights, title and interest in and to the Aircraft, free and clear of all liens, encumbrances, security interests, leaseholder interests, except the liens of Purchaser's lender (if any). At Closing, Seller will take all steps necessary to put Purchaser in actual possession and operating controls of the Aircraft. Such instruments of sale, conveyance, transfer and assignment shall include (a) an executed bill of Sale on FAA Forms (8050-2), and (b) an executed Delivery and Acceptance Receipt per Appendix 2.

         Section 1.03 Title and Risk of Loss. Title to and risk of loss, injury, destruction or damage to said Aircraft by the occurrence of fire and other


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casualty shall be assumed by Purchaser at the time of delivery thereof or upon transfer of such title documents, whichever event shall first occur.

                                   ARTICLE II
                        CONSIDERATION FOR SALE OF ASSETS

         Section 2.01 Consideration. The entire consideration to be delivered by the Purchaser for the Aircraft and the agreements and covenants of the Seller set forth herein shall be Four Million Fifty One Thousand Five Hundred U.S. Dollars ($4,051,500.00) (USD) (the "Purchase Price").

         Section 2.02 Payment. Subject to the terms and conditions of this Agreement and in full consideration for the sale, conveyance, transfer, assignment and delivery of the Aircraft and the agreements and covenants of Seller set forth herein, pursuant to Article II hereof:

                  (a) at the Closing, Purchaser shall deliver to Seller immediately available funds by wire transfer in the amount of $4,051,500.00 inclusive of the Earnest Money (as hereinafter defined).

                  (b) at the Closing, Seller shall execute and deliver to Purchaser the various documents of sale, conveyance, transfer and assignments as requested by Purchaser.

                                   ARTICLE III
                                  EARNEST MONEY

         Section 3.01 Earnest Money. There is no Earnest Money involved in this transaction. All further references to same shall be disregarded.

                                   ARTICLE IV
                              CONDITION OF AIRCRAFT

         Section 4.01 Aircraft Delivery. Seller shall deliver aircraft in an airworthy condition, with no damage history. All aircraft systems functioning within normal limits and current on its maintenance with all Advisory Directives (AD's) and mandatory Service Bulletins (SB's) accomplished, at a mutually agreeable location in the United States. Aircraft shall be delivered free and clear of all liens or other encumbrances, with all engine and airframe logbooks, and any associated accessories. Aircraft shall be delivered to Rochester, MN at Seller's expense.

         Section 4.01 Pre-Purchase Inspection. Purchaser waives all rights to a pre-purchase inspection as it is responsible for all maintenance performed on the Aircraft under the terms of a previous Lease Agreement between the parties.

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                                    ARTICLE V
                                     CLOSING

         Section 5.01 Closing and Delivery. The sale, transfer, conveyance, delivery and assignment of the Aircraft shall be consummated at a closing (herein referred to as the "Closing") after acceptance of the Aircraft by Purchaser. Such closing may be conducted via Fax and telephone and shall be completed no later than August 20, 1999.

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 6.01 Notices. All notices, claims, certificates, requests, demands, and other communications required or permitted to be delivered hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally or mailed or faxed as follows:

If to Seller, to:                             If to Purchaser, to:

Clement Enterprises, Inc.                     Featherlite Aviation Company

105 East Oakland Avenue                       P.O. Box 320

Austin, MN 55912                              Cresco, IA 52136-0320
Attn: Conrad Clement                          Attn:  Norm Helmke
Fax:   507-433-8890                           Fax:  319-547-6099

or to such other address as the person to whom notice is to be given may have previously provided to the other in writing in the manner set forth above.

         Section 6.02 Finders and Brokers. The parties agree that no third person has in any way brought the parties together or been instrumental in the making of this Agreement.

         Section 6.03 Expenses. Except as otherwise provided in this Agreement, each party hereto shall pay all fees and expenses incurred by it in connection with this Agreement, including without limitation, expenses of attorneys and accountants. Purchaser agrees to pay one half the escrow fees directly associated with this transaction.

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         Section 6.04 Successors and Assigns. This Agreement may not be assigned by any party hereto without the written consent of each other party. This Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective permitted successors and assigns, and this Agreement is to intended to confer upon any other person other than the parties hereto and their respective permitted successors and assigns any rights or remedies under or by reason of this Agreement.

         Section 6.05 Confidentiality. Subject to any requirement by law to do so, the terms and conditions of this Agreement shall remain confidential and Seller and Purchaser will not divulge any terms or conditions of this Agreement to any third parties either prior to or subsequent to delivery of the Aircraft.

         Section 6.06 Headings, Gender and Person. The article, section and other headings contained in this Agreement have been added for convenience only and will not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context shall require.

         Section 6.07 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable the remaining provisions of this Agreement, and to the extent permitted by law, any determination of invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

         Section 6.08 Warranties. To the extent that any manufacturer's warranties are still in effect with respect to the Aircraft (other than warranties which by their terms are unassignable), Seller will reasonably assist Purchaser to maintain continuity of the warranties and take such other reasonable steps to assist Purchaser to process warranty claims directly with the manufacturers.

         Section 6.09 Non- Assumption of Liabilities. Purchaser shall not be deemed in any manner to have assumed or agreed to perform or pay any debts, accounts payable, liabilities, obligations, or contracts to perform repairs of Seller of any nature, whether or not known, presently existing, absolute, accrued, contingent or otherwise which relate to the Aircraft, other than those liabilities as specified in Section 6.03.

         Section 6.10 Taxes. Purchaser shall pay all taxes, which relate to the Aircraft as a result of this transaction. Seller shall not be liable for the payment of collection of any transfer, sales, or use taxes incurred as a result of this transaction. Purchaser hereby agrees to execute any and all exemption forms required by the state in which closing is effected.

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         Section 6.11 Force Majeure. Seller shall not be liable for any failure of or delay in delivery of the Aircraft for the period that such failure or delay is due to acts of God or public enemy; civil war; insurrection or riots, fire, floods, earthquakes, epidemics or quarantine restrictions, explosions or serious accidents; governmental priorities or allocations; strikes or labor disputes; inability to obtain Aircraft materials, accessories, equipment or parts from the vendors on terms anticipated; or any cause beyond Seller's control. Seller agrees to notify Purchaser promptly of the occurrence of any such cause. In such notice, Seller will advise Purchaser either (a) of its inability to deliver, in which event it shall promptly return the deposit of Earnest Money, where applicable, and upon such notice and return, this Agreement shall terminate without further force or effect, or (b) Seller's intention that it can deliver within thirty (30) days of such notice in which event, Purchaser agrees to extend the time for delivery by Seller for such (30) day period.

         Section 6.12 Remedies. In the event Purchaser fails to consummate the transaction contemplated herein and Seller is not in default of any warranty, representation or condition hereof, Seller is entitled to the Earnest Money as liquidated damages. In the event Seller fails to consummate the transaction contemplated herein and Purchaser is not in default of any warranty, representation or condition hereof, Purchaser is entitled to return of the Earnest Money which shall be Purchaser's sole remedy.

         Section 6.13 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Minnesota. The courts of Minnesota shall have exclusive jurisdiction to hear an determine all claims, disputes and actions or suits which may arise hereunder and Purchaser hereby consents to such exclusive jurisdiction and appoints the clerk of any such court as Purchaser's agent for service of process.

         Section 6.14 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 6.15 Hold Harmless. Purchaser hereby agrees to hold Seller harmless from and against any and all liabilities or responsibility whatsoever in any manner arising out of or attributed to this Purchase Agreement or the ownership, custody, movement, sale, use, operation or disposition of the Aircraft or materials subsequent to purchase and delivery pursuant to this Purchase Agreement, regardless of whether such liabilities or responsibility are caused in whole or part by the negligence of the Seller or imposed under the doctrine of strict liability.

         Section 6.16 Condition of Aircraft. EXCEPT FOR THE ITEMS TO BE RECTIFIED PURSUANT TO SECTION 4.03 OF THIS AGREEMENT, THE AIRCRAFT IS BEING DELIVERED TO PURCHASER IN AN "AS IS" CONDITION AND SELLER MAKES NO OTHER WARRANTIES, GUARANTEES OR REPRESENTATION OF ANY KIND, EITHER EXPRESSED OR

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IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY
OBLIGATION OR LIABILITY OF SELLER WITH RESPECT TO ANY IMPLIED WARRANTY OF MERCHANTABILITY, ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, AND ANY IMPLIED WARRANTY OF FITNESS AND ANY OBLIGATION OR LIABILITY OF SELLER ARISING IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGNECE OF SELLER OR UNDER THE DOCTRINE OF STRICT LIABILITY, ACTUAL OR IMPUTED, OR FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT, FOR ANY LIABILITY OF PURCHASER TO ANY THIRD PARTY OR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGE.

         Section 6.17 Authority. Purchaser and Seller warrant that each has full power, authority and legal right to execute, deliver and perform their obligations under this Agreement. The execution by each party will not violate and does not require the consent of, any party under Purchaser's or Seller's corporate charter, by-law, order, judgement or agreement.

         Section 6.18 Original Signature. For the purpose of negotiating and finalizing this Agreement, any signed document transmitted by fax machine shall be treated in all manner and respects as an original document. The signature of any party shall be considered for these purposes as an original signature. Any such fax document shall be considered to have the same binding legal effect as an original document. At the request of either party, any fax document shall be re-executed by both parties in an original form.

         Section 6.19 Entire Agreement. This Agreement contains the entire understanding of the parties hereto and supersedes all previous writings delivered with respect to the subject matter hereof. There are no restrictions, promises, representations, warranties or undertakings governing the subject matter of this Agreement, other than those expressly set fort or referred to herein or therein. Purchaser warrants that the terms and conditions of this Agreement were not fully read and understood and that they constitute the entire Agreement between the parties.

IN WITNESS THEREOF, the parties hereto have caused this Agreement to be duly executed as the day and year first written above.


PURCHASER:                                  SELLER:

Featherlite Aviation Company                Clement Enterprises, Inc.

By: _______________________                 By: _______________________

Title: ______________________               Title: _____________________


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                                   Appendix 1

                               1995 Beechjet 400A
                                   S/N RK- 101
                                     N400FT

AIRFRAME:            1250 Hours Since New
                     No Damage History

ENGINES:             Left S/N    PCE100380           1250 Hours Since New
                     Right S/N   PCE100382           1250 Hours Since New

AVIONICS:
Audio Panel:         Dual DB System #438 Audio w/Dual Auto Comm & Audio Switches
Marker Beacon:       Dual VIR-432 Displayed in Pilot EFD-871 & Copilot Panel, &
                     Antenna
#1 & #2 Comms:       Dual Collins VHF-422A w/Dual Antennas
#1 Nav:              Collins VIR-432 w/Display in Pilot EFD-871 Indicator & Nav
                     Antenna
#2 Nav:              Collins VIR-432  w/Display in Co-Pilot SDU-640A Indicator
                     & Nav Antenna
Glideslope:          Dual VIR-432 w/Display in Pilot EFD-871 & Co-pilot SDU-640A
                     Indicator, & Antenna
EFIS System:         Collins Proline  4 Tube EFIS
ADF:                 Collins ADF-462 w/Display in SDU-640 & ANT-462A Antenna
DME:                 Dual Collins DME-442 Displayed in Pilot EFD-871 & Co-Pilot
                     IND-42A Indicator, & Dual Antennas
RMI:                 Collins SDU-640A in Pilot Panel Bearing from
                     VOR-1/VOR-2/ADF/FMS & Data from DME/VOR/ILS/LRN
Compass:             #1 - Collins AHC-85E, #2 - Collins AHC-85E
Transponder:         Dual Collins TDR-94 w/Dual ATC Ident Buttons & Dual
                     Antennas
Encoding Altimeter:  Collins ADC-850 Air Data Computer & Altitude Encoder
Radar Altimeter:     Collins ALT-55B w/Readout in Pilot EFD-871 Indicator &
                     Co-Pilot DRI-55 Indicator & Dual Antennas
Autopilot/FD:        Collins APS-850A Autopilot w/APP-85 Autopilot Controller
                     & Dual FCC-850B Computer Modules & FCS-850 Flight Director
Long Range Nav:      FND-871 FMS 850 w/RNAV/GPS
High Freq.           King KHF-950
Weather Radar:       Collins WXR-850 Doppler Four Color w/Display in MFD
                     Indicator & 14" RTA-844 Antenna/RT Unit
Paging:              Four Speakers for Cabin Paging
CVR:                 Fairchild A100A
FDR:                 Fairchild Digital

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Intercom:            Crew Interphone, Ground Comm Power Switch for Comm 1, Dual
                     Cockpit Speakers, Mic Key Button on Pilot/Co-Pilot Control
                     Wheels, Dual Handheld Mics, Dual Boom Mic Headsets, Voice
                     & Ident Filters
Telephone:           Wulfsberg Flitefone VI w/C-118E Control & Ha-4 Handset
                     Adjacent to Copilot Seat
TCAS II              Collins TCAS II

Dual Avionics Master Switches, White Lighting, Beech Radio Accessories





OPTIONAL EQUIPMENT INSTALLED:

Freon Cabin Air Conditioning (Std)  Rohr Thrust Reversers
Tail De-Ice Mod Avionics Bravo Mod   Digital Clocks
Aft Fuselage Baggage                 Ski Tube                      Collins
NPA GPS Mod Scheduled
Flaps 20 Improved Take Off (Std)


EXTERIOR: New July 99: Over All Matterhorn White with Red Mahogany (Vendeta Red) and Las Vegas Pale Gold Metallic Accent Striping done in 1999 paint scheme.

INTERIOR: Partial Refurb July 99: 8 - Place Cabin Seating, with 7 Chairs in
          Double Club Arrangement and Canted Aisle Facing Lav Seat, Mushroom Leather Seats and Sidewalls, New Taupe Carpet, Birdseye Maple Cabinetry. Fwd LS Pyramid Cabinet with Baggage, Cloak, Storage Drawers, Prepco, Cup Dispensers, Drip Pan & Work Surface, Waste Container, Ice Chest Drawer. Center LS Pyramid Cabinet with Two Storage Drawers, Removable Ice Chest. Center RS Pyramid with 2 Storage drawers, Removable Ice Chest. Two Aft Club Tables. Aft RS Baggage Area.

REMARKS:  No Known Damage History, Raytheon Service Center Maintained Since New,

Aircraft total hours are subject to change. Aircraft specifications are subject to verification and do not constitute a warranty by Clement Enterprises, Inc.

                   Aircraft subject to removal from the market


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                                   APPENDIX 2

                    AIRCRAFT DELIVERY AND ACCEPTANCE RECEIPT


To:
Name:    _________________
Company: _________________
Via Fax: _________________

Aircraft:  _______________ Serial No: __________  Registration No: ____________
Total Times @ Delivery:   Airframe: ________ hrs.  Left Engine: _______ hrs
Right Engine _____ hrs.

         I, the undersigned, certify that I am the Purchaser named herein and acknowledge full and satisfactory delivery of the Aircraft referred to above. I have examined the Aircraft and all pertinent logs and manuals pertaining thereto, accepted the pre-purchase inspection performed at Raytheon Aircraft Services at Rockford, IL when the Aircraft was purchased by Seller, and have found the Aircraft to be in all respects satisfactory.

         Seller shall:

1.       No Additional Items noted.
2.       ___________________________________________________________________
3.       ___________________________________________________________________
4.       __________________________________________________________________
5.       __________________________________________________________________
(Attach additional pages as necessary)

         Featherlite Aviation Company (Purchaser) hereby agrees to indemnify and hold Clement Enterprises, Inc. (Seller) harmless from and against any and all liabilities or responsibility relating to the ownership custody, movement, sale, use, operation or disposition of the Aircraft subsequent to delivery.

         I accept the Aircraft subject only to the items noted herein, and I acknowledge that I have conducted an acceptance flight of the Aircraft or that I waive any rights to such acceptance flight. Purchaser hereby acknowledges that delivery of the Aircraft is accepted at:

City: ______________________  Airport: ______
State: ______ on this ____ day of _________, 1999.

PURCHASER:                                    SELLER:

__________________________________            __________________________________

BY:  _____________________________            BY:  _____________________________

TITLE: ___________________________            TITLE:  __________________________


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